SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant /_/

Check the appropriate box:

/_/ Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/_/ Definitive Additional Materials
/_/ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              URBAN OUTFITTERS, INC
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

________________________________________________________________________________
       (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No Fee Required.

1) Title of each class of securities to which transaction applies:

   _____________________________________________________________________________

2) Aggregate number of securities to which transaction applies:

   _____________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

   _____________________________________________________________________________

4) Proposed maximum aggregate value of transaction:

   _____________________________________________________________________________

/_/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount previously paid: _________________________________________________

    2) Form, Schedule or Registration No. ______________________________________

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    4) Date filed: _____________________________________________________________

___________
*Set forth the amount on which the filing fee is calculated and state how it was determined.

                                     [LOGO]

Dear Shareholder:

     You are cordially invited to attend the 2000 Annual Meeting of Shareholders to be held at 10:30 a.m., on May 23, 2000, at the National Society of the Colonial Dames of America, 1630 Latimer Street, Philadelphia, Pennsylvania.

     The matters to be considered and voted upon are described in the 2000 Notice of Annual Meeting of Shareholders and the Proxy Statement that accompany this letter. It is important that your shares be represented and voted at the Annual Meeting. Kindly read the attached Proxy Statement, date and sign the enclosed proxy card and return the proxy card in the accompanying envelope.

     I look forward to seeing you at the meeting and having the opportunity to review the business operations of Urban Outfitters.

                                          Sincerely,

                                          /s/ Richard A. Hayne
                                          -----------------------------------
                                          Richard A. Hayne
                                          Chairman of the Board

April 21, 2000

                                     [LOGO]


                         ------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 23, 2000

                         ------------------------------

TO OUR SHAREHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Urban Outfitters, Inc. will be held at the National Society of the Colonial Dames of America, 1630 Latimer Street, Philadelphia, Pennsylvania, on May 23, 2000 at 10:30 a.m., for the following purposes:

          1. To elect six Directors to serve for a term of one year.

          2. To vote on a proposal to approve the Urban Outfitters 2000 Stock Incentive Plan.

          3. To transact such other business as may properly come before the meeting.

     Only shareholders of record at the close of business on April 5, 2000 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

                                          By Order of the Board of Directors

                                          /s/ Richard A. Hayne
                                          ------------------------------------
                                          Richard A. Hayne
                                          Chairman of the Board

April 21, 2000

                             URBAN OUTFITTERS, INC.
                               1809 WALNUT STREET
                        PHILADELPHIA, PENNSYLVANIA 19103

                         ------------------------------

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

                         ------------------------------

     The accompanying proxy is solicited by the Board of Directors of Urban Outfitters, Inc. (the "Company") for use at the Annual Meeting of Shareholders (the "Meeting") to be held on Tuesday, May 23, 2000 at 10:30 a.m. at the National Society of the Colonial Dames of America, 1630 Latimer Street, Philadelphia, Pennsylvania, and any adjournments or postponements thereof. This Proxy Statement and accompanying proxy card are being mailed to Shareholders on or about April 21, 2000.

     Only Shareholders of record, as shown on the transfer books of the Company, at the close of business on April 5, 2000 (the "Record Date") are entitled to notice of, and to vote at, the Meeting. On the Record Date, there were 17,358,186 Common Shares outstanding.

     The Company's Common Shares represented by an unrevoked Proxy in the enclosed form, which has been properly executed and received prior to the Meeting, will be voted in accordance with the specifications made on such Proxy. Any properly executed Proxy received on a timely basis on which no specification has been made by the Shareholder will be voted "FOR" the election of the nominees to the Board of Directors listed in this Proxy Statement, "FOR" the approval of the Urban Outfitters 2000 Stock Incentive Plan and, to the extent permitted by the rules and regulations of the Securities and Exchange Commission, in accordance with the judgment of the persons voting the Proxies upon such other matters as may come before the Meeting and any adjournments. Any Shareholder giving a Proxy has the power to revoke it prior to its exercise either by giving written notice to the Secretary of the Company, by voting in person at the Meeting or by execution of a subsequent Proxy.

     Presence at the Meeting in person or by Proxy of the holders of a majority of the Common Shares entitled to vote is necessary to constitute a quorum. Each share entitles the holder to one vote. The election of directors will be determined by a plurality vote and the six nominees receiving the most "FOR" votes will be elected. Approval of any other proposal, including the approval of the Urban Outfitters 2000 Stock Incentive Plan, will require the affirmative vote of a majority of the shares cast on the proposal. In all matters, an abstention or broker non-vote will not be counted as a vote cast.

                            1. ELECTION OF DIRECTORS

     The Company's By-laws provide for the Board of Directors to be composed of as many directors as are designated from time to time by the Board of Directors. Currently there are six directors. Each director shall be elected for the term of one year and shall serve until his successor is elected and qualified.

     At the Meeting, six directors will be elected. The Board of Directors has nominated the six persons listed below for election to the Board at the Meeting. Unless otherwise directed, the persons named on the Proxy intend to vote all valid proxies received by them "FOR" the election of the listed nominees. In the event any of the nominees shall be unable or unwilling to serve as a director, it is intended that the Proxies will be voted "FOR" the election of such person nominated by the Board of Directors in substitution. The Company has no reason to believe that any nominee of the Board of Directors will be unable to serve as a director if elected.

     The nominees for election to the Board of Directors are Richard A. Hayne, Scott A. Belair, Harry S. Cherken, Jr., Kenneth K. Cleeland, Joel S. Lawson III and Burton M. Sapiro.

BIOGRAPHICAL INFORMATION

     The following information is submitted concerning each nominee for election as a director:

NAME                                AGE                       POSITION
----                                ---                       --------
Richard A. Hayne..................  53    Chairman of the Board of Directors and President

Scott A. Belair(1)(2).............  52    Director

Harry S. Cherken, Jr..............  50    Director

Kenneth K. Cleeland...............  59    Director

Joel S. Lawson III(1)(2)..........  52    Director

Burton M. Sapiro..................  73    Director

------------------
(1) Member of the Audit Committee

(2) Member of the Compensation Committee

     Mr. Hayne co-founded the Company in 1970 and has been its President and Chairman of the Board of Directors since the Company's incorporation in 1976.

     Mr. Belair co-founded the Company in 1970, has been a director since its incorporation in 1976 and has served as Principal of the ZAC Group, a provider of financial services, during the last ten years. Previously he was a managing director of Drexel Burnham Lambert Incorporated. Mr. Belair is a director and President of Balfour Maclaine Corporation and a director and Chief Financial Officer of W. P. Stewart and Company, Inc.

     Mr. Cherken, a director since 1989, has been a partner in the law firm of Drinker Biddle & Reath LLP in Philadelphia, Pennsylvania since 1984 and served as a managing partner of that firm from February 1996 to January 2000.

     Mr. Cleeland has been a director since 1998. He served as Chief Financial Officer and Treasurer of the Company from 1987 until May 1998. Previously, he was the Chief Financial Officer of MBI Business Center, Inc. and President of MBIF Leasing. He was also the Chief Financial Officer and Vice President of J.
G. Hook, Inc. Mr. Cleeland has been the Principal of Wye Associates, a business consulting firm, since May 1998.

     Mr. Lawson, a director since 1985, has, since 1980, been the Managing Partner and Chief Executive Officer of Howard, Lawson & Co., an investment banking and corporate finance firm located in Philadelphia, Pennsylvania. He is also a director of Crusader Holding Corporation.

     Mr. Sapiro, a director since 1989, has been a retail-marketing consultant since his retirement in 1985. Previously, he was Senior Vice President/General Merchandise Manager and a member of the Executive Committee of both Macy's New York and Gimbels Philadelphia/Gimbels East. He was also a director of Macy's New York.

BOARD COMMITTEES AND ATTENDANCE AT MEETINGS

     The Board of Directors currently has an Audit Committee and a Compensation Committee. The Audit Committee oversees actions by the Company's independent accountants and reviews the Company's internal controls. The Board's Compensation Committee is responsible for determining salaries, incentives and other forms of compensation of the executive officers, and also administers the Company's stock option plans. The Board has not established a nominating or similar committee.

     The Company's Board of Directors held four meetings in the fiscal year ended January 31, 2000 ("Fiscal 2000"). The Compensation Committee and the Audit Committee held five meetings and two meetings, respectively, during Fiscal 2000. Each director attended 75% or more of the meetings of the Board and committees of which they were members during Fiscal 2000.

COMPENSATION OF DIRECTORS

     The Company currently pays each director who is not also an employee of the Company ("Outside Directors") $1,000 for each meeting of the Board of Directors attended, excluding committee meetings. The Company also reimburses the directors for their expenses incurred in connection with their activities as directors. The Company's 1997 Stock Option Plan (the "1997 Plan") provides for the grant of non-qualified stock options to each director who is not also an employee, and the Company's 2000 Stock Incentive Plan (the "2000 Plan"), as described in more detail below, provides a continuation of these grants.

     A person who becomes an Outside Director will receive an initial grant of an option to purchase 10,000 Common Shares on the date he or she becomes a director. Thereafter, on the first business day immediately following each of the dates on which an incumbent Outside Director is elected or re-elected, he or she will receive an additional grant of an option to purchase 10,000 Common Shares provided that he or she did not receive an initial grant within the preceding six-month period. Options generally become exercisable 12 months after the date of their grant. Each Outside Director may exercise options upon the termination of his or her membership on the Board for a reason other than death or disability for up to one year for options granted under the 1997 Plan or up to thirty days for options granted under the 2000 Plan, except where the option, by its terms, expires on an earlier date. During Fiscal 2000, each Outside Director received the grant of an option to purchase 10,000 Common Shares. The exercise price of options granted under the Plan is the fair market value of the Common Shares at the date of grant.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee consists of Mr. Belair and Mr. Lawson.

CERTAIN BUSINESS RELATIONSHIPS

     Burton M. Sapiro, a director of the Company, and the Company entered into an agreement pursuant to which Mr. Sapiro agreed to provide up to 36 days of retail-marketing consulting services per year to the Company. In consideration for such services, Mr. Sapiro is paid a daily fee of $1,100 and is reimbursed for his expenses. The agreement was approved by the Company's disinterested directors. The total amount paid to Mr. Sapiro in Fiscal 2000 pursuant to these arrangements, exclusive of directors' fees but including expenses, was $47,858.

     Kenneth K. Cleeland, a director of the Company, resigned from his positions as Chief Financial Officer and Treasurer of the Company effective May 18, 1998. Concurrently with his resignation, Mr. Cleeland and the Company entered into a non-competition agreement which expired on May 18, 1999 whereby Mr. Cleeland received compensation in the total amount of $100,000 payable in equal monthly installments during the term. In Fiscal 2000, Mr. Cleeland received compensation under the agreement in the amount of $33,333. Additionally, during Fiscal 2000, Mr. Cleeland received a car allowance in the amount of $5,935.

     Harry S. Cherken, Jr., a Director of the Company, is a partner in the law firm of Drinker Biddle & Reath LLP, which provided legal services to the Company in Fiscal 2000 and is expected to continue to do so in the future.

                 2. URBAN OUTFITTERS 2000 STOCK INCENTIVE PLAN

     At the meeting, you will be asked to approve the Urban Outfitters 2000 Stock Incentive Plan. The 2000 plan was approved by the Board of Directors on February 15, 2000, although it will not be implemented until shareholder approval is obtained.

     The Board of Directors believes that the 2000 plan is necessary for the Company to attract, retain and motivate employees, non-employee directors and consultants. The Company has been using the 1997 stock option plan to achieve these goals. However, as of March 14, 2000, only 330,500 shares of common stock were available for the granting of future non-qualified and incentive stock options under the 1997 plan. Therefore, the Board of Directors strongly recommends approval of the 2000 plan so that the Company may continue to attract, retain and motivate employees, non-employee directors and consultants through the grant of options, stock appreciation rights and restricted stock.

     The 2000 plan is attached as an Appendix to this proxy statement. The following description of the 2000 plan is intended merely as a summary of its principal features and is qualified in its entirety by reference to the provisions of the 2000 plan.

GENERAL

     COMMON STOCK AVAILABLE. The Company has reserved 1,250,000 shares of its common stock for issuance under the 2000 plan. During any calendar year, no employee may be granted options and stock appreciation rights covering more than 300,000 shares of common stock. No more than 500,000 shares of common stock are available for restricted stock grants under the 2000 plan. Each of the above limits is subject to adjustment for certain changes in the Company's structure or capitalization such as stock splits, combinations, etc.

     No awards have been granted under the 2000 plan. The closing price of a share of common stock on the NASDAQ National Market System on March 20, 2000 was $12.4375.

     ADMINISTRATION. The President of the Company administers the 2000 plan for awards that cover fewer than 10,000 shares of common stock made to individuals not subject to Section 16(b) of the Securities Exchange Act of 1934. A committee of members of the board of directors administers the 2000 plan for all other awards. The President and the board committee are referred to collectively as the "administrator". The administrator has considerable discretion in setting the terms of awards granted to employees, consultants and certain awards to non-employee directors. The administrator has no discretion in setting the terms of formula options granted to non-employee directors, because the grants are made under the formula discussed below.

     TYPES OF AWARDS. Under the 2000 plan, the administrator may award incentive stock options, non-qualified stock options, stock appreciation rights, and restricted stock.

     ELIGIBILITY. Employees and consultants of the Company and its related corporations and non-employee directors of the Company are eligible to receive awards under the 2000 plan. Employees and consultants are not eligible to receive formula options, and non-employee directors and consultants are not eligible to receive incentive stock options. The administrator selects the employees, non-employee directors and consultants who will receive discretionary options, stock appreciation rights and restricted stock awards under the 2000 plan. There are approximately 2200 employees and five non-employee directors currently eligible to receive awards under the 2000 plan. The limited number of consultants potentially eligible to participate in the 2000 plan is not known.

DISCRETIONARY STOCK OPTIONS

     The administrator may award incentive stock options and non-qualified stock options. Incentive stock options offer employees certain tax advantages -- discussed below -- which are not available for non-qualified stock options. The administrator determines the terms of the options, including the number of shares of common stock subject to the option and the exercise price. However, the option term of incentive stock options may not exceed ten years, and the per share exercise price of incentive stock options may not be less than the fair market value of a share of common stock on the date the option is granted.

     When an employee, non-employee director or consultant terminates service, his or her option may expire before the end of the option term. For example, if an employee, non-employee director or consultant's service terminates for a reason other than death or disability, his or her options generally remain exercisable for up to thirty days after termination of service, unless the administrator provides for a longer period. If the employee, non-employee director or consultant's service terminates due to death or disability, his or her options generally remain exercisable for up to six months after termination of service, unless the administrator provides for a longer period.

     An employee, non-employee director or consultant may pay the exercise price of an option in cash or its equivalent. The administrator may also permit an optionee to pay the exercise price by surrendering common stock, through a so-called broker-financed transaction or in any combination of such methods. The administrator may permit an employee to pay the tax-withholding obligation with common stock issuable upon the exercise of the non-qualified stock option or previously acquired common stock.

FORMULA STOCK OPTIONS

     The 2000 plan carries forward the formula grants for non-employee directors that are in place under the 1997 plan. All formula grants to non-employee directors prior to the 2001 annual shareholders meeting will be made under the 1997 plan. Formula grants on and after the 2001 annual shareholders meeting will be made under the 2000 plan.

     Non-employee directors may receive two types of formula grants under the 2000 plan. A non-employee director will receive an initial option to purchase 10,000 shares of common stock on the date he or she first becomes a non-employee director. In addition, on the first business day immediately following each of the dates on which an incumbent non-employee director is elected or re-elected, he or she will receive an additional option to purchase 10,000 shares of common stock -- but only if he or she did not receive an initial grant within the preceding six months.

     Each 10,000-share option becomes fully vested on the business day before the first annual meeting of shareholders after the date the option is granted. The exercise price of each 10,000-share option is 100% of the fair market value of the common stock on the date of grant. The exercise price may be paid in cash, by surrendering common stock to the Company, through a so-called broker-financed transaction or in any combination of such methods. Generally, each 10,000-share option expires on the earlier of (1) ten years from the date of grant, or (2) one year from the date the non-employee director ceases to be a director for any reason.

     A non-employee director may transfer his or her 10,000-share options -- for no consideration -- to certain "family" members or to certain trusts, foundations or other entities that "family" members control or have an interest in.

STOCK APPRECIATION RIGHTS

     The administrator may award stock appreciation rights to employees, non-employee directors and consultants either along with, or independent of, options. A stock appreciation right entitles the grantee to receive an amount equal to the excess of the fair market value of the common stock on the date of exercise over the fair market value on the date of grant. This amount will be paid in cash, common stock, or a combination of cash and common stock.

     When an employee, non-employee director or consultant terminates service, his or her stock appreciation rights may expire before the end of the stock appreciation right term. The period during which the stock appreciation right may be exercised is the same as the period for discretionary options, discussed above.

RESTRICTED STOCK

     The administrator may make restricted stock awards to employees, non-employee directors and consultants. A restricted stock award is an award of common stock that is subject to certain restrictions during a specified period, such as an employee's continued employment with the Company or the Company achieving certain financial goals. The Company holds the shares during the restriction period and the grantee cannot transfer the shares before termination of that period. The grantee is, however, generally entitled to vote the shares and receive any dividends during the restriction period.

MISCELLANEOUS

     TRANSFERABILITY. Awards, except for formula options, generally are not transferable, except by will or under the laws of descent and distribution. The administrator has the authority, however, to permit an employee, non-employee director or consultant to transfer discretionary non-qualified stock options and stock appreciation rights to certain permitted transferees.

     ACCELERATION OF VESTING. The administrator may, in its discretion, accelerate the date on which options or stock appreciation rights may be exercised, and may accelerate the date of termination of the restrictions applicable to restricted stock, if it determines that to do so would be in the best interests of the Company and the participants in the 2000 plan. Upon a change in control of the Company (as defined in the 2000 plan), all outstanding options and stock appreciation rights become exercisable, and all outstanding restricted stock becomes vested.

     CHANGE IN CAPITALIZATION/CERTAIN CORPORATE TRANSACTIONS. If there is a change in the Company's capitalization that affects its outstanding common stock, the aggregate number of shares of common stock subject to awards, together with the option exercise price, will be adjusted by the administrator, as described in the 2000 plan. The 2000 plan also provides that, in the event of a merger, consolidation or other specified corporate transaction, outstanding awards will be assumed by the surviving or successor corporation, if any. The 2000 plan also authorizes the administrator to terminate the discretionary awards granted to employees, non-employee directors and consultants in the event of such a corporate transaction, after giving advance notice. In the event of a corporate transaction where shareholders are to receive cash, stock or other property, and formula options granted to non-employee directors are not assumed by the surviving or successor corporation, all outstanding non-employee director formula options will be terminated, and each non-employee director will receive cash equal to the difference between (1) the exercise price of the stock not yet exercised under the formula option, and (2) the per share value to be received by shareholders in connection with such transaction.

     EFFECTIVE DATE. The 2000 plan became effective on February 15, 2000, subject to shareholder approval. If the requisite shareholder approval is not obtained by February 14, 2001, the 2000 plan and all awards granted under the 2000 plan will be null and void.

     AMENDMENT/TERMINATION. The Board of Directors may amend or suspend the 2000 plan. Shareholder approval is required, however, for certain amendments, such as an increase in the number of shares of common stock authorized for issuance of incentive stock options, and a change in the class of employees who may receive incentive stock options under the 2000 plan. Requisite shareholder approval is also required for any amendment that would require shareholder approval under Section 162(m) of the Internal Revenue Code, or under the rules of the market on which common stock is listed.

     The Board of Directors may terminate the 2000 plan at any time and for any reason. No incentive stock options will be granted under the 2000 plan after February 14, 2010.

FEDERAL INCOME TAX CONSEQUENCES - OPTIONS

     The Company has been advised that the federal income tax consequences of granting and exercising options under the 2000 plan are as follows (based on as of January 1, 2000 federal tax laws and regulations). The grant of an option does not result in federal income tax consequences for the optionee or a deduction for the Company.

     When an option is exercised, the federal income tax consequences depend on whether the option is an incentive stock option or a non-qualified stock option. An optionee exercising a non-qualified stock option will recognize ordinary income equal to the difference between the fair market value of the stock exercised (on the date of exercise) and the option price. An employee will not recognize taxable income as a result of acquiring stock by exercising an incentive stock option. The difference between the fair market value of the exercised stock on the date of exercise and the exercise price will, however, generally be treated as an item of adjustment for purposes of alternative minimum taxable income. If the employee holds the stock he receives on exercise of an incentive stock option for a required period of time, the employee will have a capital gain (or loss) when the stock is later disposed of. If the employee does not hold the stock for the required period of time, the employee will generally have ordinary income when the stock is disposed of.

     When an optionee recognizes ordinary income on the exercise of a non-qualified stock option or the sale of stock acquired on exercise of an incentive stock option, the Company is generally entitled to a deduction in the same amount. Certain requirements, such as reporting the income to the IRS, must be met for the deduction to be allowable. Also, for the CEO and the four other highest compensated officers, the Company's deduction may be contingent on certain factors such as (1) the grant being made by a committee of outside directors, and (2) the exercise price being at least equal to 100% of the fair market value of the common stock on the date of grant.

     THE BOARD OF DIRECTORS BELIEVES THAT THE ADOPTION OF THE 2000 STOCK INCENTIVE PLAN IS IN THE BEST INTERESTS OF THE COMPANY AND RECOMMENDS A VOTE FOR APPROVAL OF THE 2000 STOCK INCENTIVE PLAN.

                                3. OTHER MATTERS

     The Board of Directors knows of no matters to be presented for action at the Meeting, other than those set forth in the attached Notice and customary procedural matters. If any other matters should properly come before the Meeting or any adjournments thereof, the proxies solicited hereby will be voted on such matters, to the extent permitted by the rules and regulations of the Securities and Exchange Commission, in accordance with the judgement of the persons voting such proxies.

                             EXECUTIVE COMPENSATION

SUMMARY EXECUTIVE COMPENSATION

     The following Summary Compensation Table sets forth certain information concerning the compensation paid or accrued by the Company for services rendered during Fiscal 2000 and the Company's fiscal years ended January 31, 1999 ("Fiscal 1999") and January 31, 1998 ("Fiscal 1998") by the Company's President and the Company's four most highly compensated other executive officers whose total annual salary and bonus exceeded $100,000 (collectively, the "Named Officers").

     Annual Compensation does not include medical, group life insurance or other benefits received by the Named Officers that are generally available to all salaried employees of the Company, and certain perquisites and other personal benefits, securities or property received by the Named Officers that do not exceed the lesser of $50,000 or 10% of any such officer's salary and bonus disclosed in this table.

                           SUMMARY COMPENSATION TABLE

                                                                              LONG-TERM
                                                                             COMPENSATION
                                                                             ------------
                                                  ANNUAL COMPENSATION         SECURITIES
                                                 ----------------------       UNDERLYING          ALL OTHER
NAME AND PRINCIPAL POSITION            YEAR       SALARY        BONUS         OPTIONS #        COMPENSATION(1)
---------------------------            ----      --------      --------      ------------      ---------------
Richard A. Hayne                       2000      $235,000      $ 30,000             --             $20,954(2)
  Chairman and President               1999       235,000        28,500             --              37,472
                                       1998       235,000            --             --              11,006

Glen T. Senk                           2000       259,968       205,000             --                 958
  President, Anthropologie, Inc.       1999       224,423        61,875        300,000(3)            2,063
                                       1998       210,000         4,000             --                  --

Stephen A. Feldman                     2000       260,000        44,000             --               3,358(6)
  Chief Financial Officer(4)           1999       165,000        16,000        100,000(5)           53,811
                                       1998           N/A           N/A            N/A                 N/A

Michael A. Schultz                     2000       220,000         5,000             --                 958
  President, Urban Outfitters,         1999       220,000         6,585             --               2,063
  Wholesale, Inc.                      1998       220,000         4,000        280,000                  --

Glen A.Bodzy                           2000       187,019        21,500          5,000              75,778(8)
  General Counsel and                  1999       175,000        21,500         25,000               2,063
  Corporate Secretary(7)               1998        23,558         3,000             --                  --

------------------
(1) Includes matching cash contributions in fiscal 2000 of $958 by the Company under the Urban Outfitters 401(k) Savings Plan for each of Messrs. Hayne, Senk, Schultz, Bodzy and Feldman.
(2) Includes life insurance premiums paid by the Company for Mr. Hayne in the amount of $11,996 and professional tax services in the amount of $8,000 in Fiscal 2000.
(3) These options become exercisable on February 1, 2005. These options are also subject to an accelerated vesting schedule in the event certain performance goals are met. The accelerated vesting schedule allows these options to become exercisable as to 60,000 shares on February 1, 2000 and as to additional 60,000 shares on each February 1 thereafter.
(4) Mr. Feldman joined the Company in June 1998.

(5) These options become exercisable as to 10,000 shares on June 15, 2000, and as to additional 10,000 shares on each June 15 thereafter until June 15, 2,002 and 20,000 shares on June 15, 2003 and June 15, 2004 and 30,000 shares on June 15, 2005. These options are also subject to an accelerated vesting schedule in the event certain performance goals are met. The accelerated vesting schedule allows these options to become exercisable as to 20,000 shares on June 15, 2000 and as to additional 20,000 shares on each June 15 thereafter.
(6) Includes professional tax services in the amount of $2,400 in Fiscal 2000.
(7) Mr. Bodzy joined the Company in December 1997.
(8) Includes $72,000 to compensate Mr. Bodzy for relocation expenses and $2,820 for payment of parking expenses.

STOCK OPTION INFORMATION

     OPTIONS GRANT TABLE: The following table sets forth certain information concerning grants of stock options made to the Named Officers during Fiscal 2000.

                       OPTION GRANTS IN LAST FISCAL YEAR

                              INDIVIDUAL GRANTS
------------------------------------------------------------------------------
                       NUMBER OF      % OF TOTAL                                    POTENTIAL REALIZABLE VALUE AT
                       SECURITIES       OPTIONS                                     ASSUMED ANNUAL RATES OF STOCK
                       UNDERLYING       GRANTED                                  PRICE APPRECIATION FOR OPTION TERM
                        OPTIONS     TO EMPLOYEES IN   EXERCISE OR   EXPIRATION   -----------------------------------
        NAME            GRANTED       FISCAL 2000     BASE PRICE       DATE             5%                10%
        ----           ----------   ---------------   -----------   ----------   ----------------   ----------------
Glen A. Bodzy             5,000(1)        1.5%         $26.9688     5/18/2009        $84,803            $214,906

------------------
(1) 20% of these options become exercisable on May 18, 2000 and a further 20% becomes exercisable each year thereafter.

     AGGREGATE OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE TABLE: The following table sets forth certain information concerning options exercised by the Named Officers during Fiscal 2000, information concerning the number of stock options held by the Named Officers on January 31, 2000, and the value of in-the-money options outstanding as of such date. The value of in-the-money options represents the aggregate excess of the fair market value of a Common Share on January 31, 2000 of $13.375 over the applicable exercise prices multiplied by the number of Common Shares issuable upon the exercise of the stock options.

                          AGGREGATED OPTION EXERCISES
                               IN FISCAL 2000 AND
                       FISCAL 2000 YEAR-END OPTION VALUES

                                                              NUMBER OF                       VALUE OF
                                                         UNEXERCISED OPTIONS            IN-THE-MONEY OPTIONS
                            SHARES                       AT FISCAL YEAR-END               FISCAL YEAR-END
                          ACQUIRED ON     VALUE      ---------------------------   ------------------------------
NAME                       EXERCISE      REALIZED    EXERCISABLE   UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
----                      -----------   ----------   -----------   -------------   -----------   ----------------
Richard A. Hayne........         --     $       --          --             --       $     --         $     --
Glen T. Senk............    150,000      2,281,250     150,000        300,000        337,500               --
Stephen A. Feldman......         --             --          --        100,000             --               --
Michael A. Schultz......     46,200        730,136      27,800        226,000         26,950          616,000
Glen A. Bodzy...........         --             --       5,000         25,000             --               --

                      REPORT OF THE COMPENSATION COMMITTEE
                                     OF THE
                               BOARD OF DIRECTORS

     Under rules established by the Securities and Exchange Commission (the "SEC"), the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company's executive officers. In fulfillment of this requirement, the Compensation Committee at the direction of the Board of Directors has prepared the following report for inclusion in this Proxy Statement.

     The Compensation Committee is composed of two non-management directors of the Company. The Compensation Committee determines the compensation for the executive officers of the Company named in the Summary Compensation Table and the other officers of the Company. The Compensation Committee also administers the Company's Stock Option Plans.

     The Compensation Committee's philosophy is that executive compensation should be designed to:

     o reflect the Company's entrepreneurial orientation;

     o assist the Company in attracting and retaining superior executive talent while incentivizing a long-term commitment to the Company;

     o align the interests of management with those of shareholders through a significant equity-based component; and

     o reward an executive's individual contribution toward achievement of the Company's long-and short-term business goals.

     The Company's overall executive compensation program consists of three principal elements: base salaries; discretionary bonuses; and stock options and other equity-based compensation. Base salaries are ordinarily established at the beginning of the fiscal year, while discretionary bonuses are awarded following the completion of the fiscal year. Stock options and other equity-based compensation may be granted at any time during the fiscal year.

     The base salaries for the Company's executive officers in Fiscal 2000 were competitively established by the Compensation Committee based upon a general assessment of the compensation paid by other companies in the retail specialty apparel industry. In evaluating compensation paid by other companies, the Compensation Committee relied on the general knowledge that its members have obtained from informal reviews of various press and industry reports. The Company's President does not participate in the determination of compensation policies by the Compensation Committee. The Compensation Committee, however, consults with the Company's President in determining base salary levels for each executive officer and takes into consideration the President's assessment of the performance of each of the executive officers (other than the President) against the factors established by the Compensation Committee.

     The Compensation Committee is also involved in establishing the level of discretionary bonuses and option awards to the Company's executive officers. Discretionary cash bonuses to the President and other executive officers are awarded based upon the Compensation Committee's subjective assessment of the Company's overall financial performance and the Compensation Committee's subjective assessment of the President's and other executive officers' individual contributions to that overall performance. Factors considered by the Compensation Committee in awarding cash bonuses include the officer's initiative, managerial ability, his level of responsibilities, development of subordinates, fairness with respect to bonuses of other executives and his handling of special projects, but no particular weight is ascribed by the Compensation Committee to any one or more of these factors. The Compensation Committee does not rely upon or utilize any particular hurdles, benchmarks or other objective criteria to determine the amount of the bonuses, nor does the Compensation Committee compare the compensation of the President or other executive officers to any peer group for purposes of awarding bonuses.

     During Fiscal 2000, the factors considered by the Compensation Committee in determining the President's salary and bonus were the extent to which the Company met sales and net income objectives, stock performance and the recruitment and development of management talent for the Company. The Compensation Committee also takes into account the fact that the President beneficially owns 42.1% of the Company's outstanding Common Shares.

     The Compensation Committee believes that stock ownership by management and stock based performance compensation arrangements are useful tools to align the interests of management with those of the Company's shareholders. A decision whether to grant stock options and the size of the grant to each executive officer is determined by the Compensation Committee based upon a subjective assessment of such executive officer's performance after taking into consideration prior years' grants and the organizational impact of the executive officer, as well as to respond to competitive conditions in the attraction and retention of new and current executive officers.

     During Fiscal 2000, the only stock options or other equity based compensation granted to any executive officers of the Company were options to purchase 5,000 Common Shares granted to Mr. Bodzy and 10,000 Common Shares granted to Kenneth R. Bull, Treasurer of the Company.

     This report is submitted by the Compensation Committee.

                                          Scott A. Belair
                                          Joel S. Lawson III

                            STOCK PERFORMANCE CHART

     The following graph compares the cumulative total shareholder return on the Company's Common Shares with the cumulative total return on the Standard and Poor's 500 Composite Stock Index and the Standard and Poor's Retail Specialty-Apparel Index for the period beginning February 1, 1995 and ending January 31, 2000, assuming the reinvestment of any dividends and assuming an initial investment of $100 in each. The comparisons in this table are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of the Common Shares or the referenced indices.

               TOTAL SHAREHOLDER RETURNS -- DIVIDENDS REINVESTED
                                INDEXED RETURNS
                                  YEARS ENDING


                                   [GRAPHIC]

              In the printed version of the document, a line graph
                appears which depicts the following plot points:



                                  Jan.-95    Jan.-96   Jan.-97    Jan.-98    Jan.-99    Jan.-00
                                  -------    -------   -------    -------    -------    -------
Urban Outfitters, Inc.            $100.00    $ 95.63   $ 94.17    $132.04    $126.70    $104.85
S&P 500 Index                     $100.00    $138.67   $175.19    $222.33    $294.57    $325.05
Retail (Speciality-Apparel)-500   $100.00    $119.08   $150.78    $273.73    $566.75    $540.42

                              BENEFICIAL OWNERSHIP

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Shares as of March 20, 2000 (December 31, 1999 with respect to Wellington Management Company LLP, T. Rowe Price Associates, and Pilgrim Baxter and Associates, Ltd.) by: (a) each person known to the Company who beneficially owns more than five percent of the Company's outstanding Common Shares, (b) each director and Named Officer and (c) all directors and executive officers of the Company as a group. Unless otherwise indicated: (a) the address of each of the beneficial owners identified is 1809 Walnut Street, Philadelphia, Pennsylvania 19103 and (b) each person has sole voting and investment power with respect to all such shares.

Richard A. Hayne (1)........................................  7,316,473  42.1%

T. Rowe Price Associates (2)................................  2,093,300  12.1%
  100 East Pratt Street
  Baltimore, Maryland 21202

Wellington Management Company, LLP (2)......................    842,700   4.9%
  75 State Street
  Boston, Massachusetts 02109

Pilgrim Baxter & Associates, Ltd. (2).......................    924,700   5.3%
  825 Duportail Road
  Wayne, Pennsylvania 19087

Scott A. Belair (3).........................................    672,000   3.9%

Michael A. Schultz (4)......................................    365,355   2.1%

Glen T. Senk (5)............................................    210,648   1.2%

Kenneth K. Cleeland (6).....................................    135,996     *

Joel S. Lawson III (7)......................................     75,800     *

Harry S. Cherken, Jr. (8)...................................     70,000     *

Burton M. Sapiro (9)........................................     62,000     *

Glen A. Bodzy (10)..........................................     10,599     *

Stephen A. Feldman (11).....................................      1,099     *

All directors and officers as a group.......................  8,922,270  49.8%
  (11 persons) (1)(3)(4)(5)(6)(7)(8)(9)(10)(11)

------------------

   *  Less than 1%.

 (1) Includes 533,334 shares owned by the Irrevocable Trust of Richard A. Hayne, 533,334 shares owned by the Irrevocable Trust of Elizabeth Van Vleck, 92,800 shares owned by the Hayne Foundation and 3,023 shares allocated under the Company's 401(k) Savings Plan (formerly the Profit-Sharing
      Fund). Excludes 149,998 shares beneficially owned by Mr. Hayne's spouse, as to which he disclaims beneficial ownership.

 (2) All information derived for the following companies were obtained from Form 13G's filed with the SEC for the period ending December 31, 1999. T. Rowe Price Associates has sole voting power as to 331,200 shares and sole dispositive power as to 2,093,300 shares. Wellington Management Company, LLP has shared voting power as to 117,700 shares and shared dispositive power as to 842,700 shares. Pilgrim Baxter & Associates, Ltd. has sole voting power as to 615,900 shares and sole dispositive power as to 924,700 shares.
 (3) Excludes 333,334 shares owned by Trust U/A/D April 16, 1993 by Scott A. Belair as grantor and Steven D. Burton as Trustee, as to which he disclaims beneficial ownership. Includes 52,000 shares subject to presently exercisable options and 10,000 shares subject to options that will become exercisable within 60 days.
 (4) Includes 55,800 shares subject to presently exercisable options and 3,023 shares allocated under the Company's 401(k) Savings Plan (formerly the Profit-Sharing Fund).
 (5) Includes 210,000 shares subject to presently exercisable options and 648 shares allocated under the Company's 401(k) Savings Plan (formerly the Profit-Sharing Fund).
 (6) Includes 10,000 shares subject to presently exercisable options and 10,000 shares subject to options that will become exercisable within 60 days.
 (7) Includes 52,000 shares subject to presently exercisable options, 10,000 shares subject to options that become exercisable within 60 days and 1,800 shares held by a trust of which he is a trustee.
 (8) Includes 52,000 shares subject to presently exercisable options and 10,000 shares subject to options that become exercisable within 60 days.
 (9) Includes 52,000 shares subject to presently exercisable options and 10,000 shares subject to options that become exercisable within 60 days.
(10) Includes 10,000 shares subject to presently exercisable options and 99 shares allocated under the Company's 401(k) Savings Plan (formerly the Profit-Sharing Fund).
(11) Includes 99 shares allocated under the Company's 401(k) Savings Plan (formerly the Profit-Sharing Fund).

                             SHAREHOLDER PROPOSALS

     Shareholder proposals for next year's 2001 Annual Meeting of Shareholders must comply with applicable Securities and Exchange Commission rules and regulations and must be received by the Secretary of the Company prior to December 19, 2000, to be considered for inclusion in the Company's Proxy Statement.

                              CERTAIN TRANSACTIONS

     In December 1998, Urban Outfitters provided Mr. Senk with a $70,000 loan bearing interest at 6%. Interest which accrued on the outstanding principal balance was due monthly. The principal balance and any unpaid accrued interest was payable in full upon demand. In June 1999, Mr. Senk repaid the full balance of the loan, together with interest in the amount of $72,100.

                            INDEPENDENT ACCOUNTANTS

     On December 2, 1999, Urban Outfitters replaced PricewaterhouseCoopers LLP as the principal accountant for the Company and its subsidiaries. For neither of the past two years has the former principal accountant's reports on the Company's financial statements contained an adverse opinion or a disclaimer of opinion, nor has its opinion been qualified or modified as to uncertainty, audit scope or accounting principles. The Company's decision to replace its principal accountant was recommended by the Audit Committee of the Board of Directors of the Company and approved by the Board of Directors. During the Company's two most recent fiscal years prior to December 2, 1999 (February 1, 1997 to January 31, 1998 and February 1, 1998 to January 31, 1999) and through December 2, 1999, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreement in connection with its report on the financial statements. During the Company's two most recent fiscal years prior to December 2, 1999 and through December 2, 1999, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

     On December 2, 1999, the Company engaged as its new principal accountant Arthur Andersen LLP for the fiscal year ended January 31, 2000. The new principal accountant was not consulted during the Company's two most recent fiscal years prior to December 2, 1999 and through December 2, 1999 prior to its engagement regarding the application of accounting principles. The Board has not proposed that any formal action be taken at the meeting with respect to the ratification of the appointment of Arthur Anderson LLP because no action is required.

     A representative of Arthur Anderson LLP is expected to be present at the Annual Meeting to answer appropriate questions and to make a statement if he so desires.

                             ADDITIONAL INFORMATION

     SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE. Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities ("10% Shareholders") to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and 10% Shareholders are required to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on the Company's review of the copies of such forms received by it and a written representation from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during the period February 1, 1999 through January 31, 2000, all filing requirements applicable to its officers, directors and 10% Shareholders were complied with on a timely basis.

     PROXY SOLICITATION COSTS. The cost of soliciting proxies will be borne by the Company. Solicitation may be made by mail, personal interview or telephone by certain officers and other employees of the Company who will receive no additional compensation therefor. The Company will reimburse banks, brokers and other nominees for their reasonable expenses in forwarding proxy materials to the beneficial owners for whom they hold shares.

     ANNUAL REPORT. This Proxy Statement is accompanied by the Company's Annual Report to Shareholders for Fiscal 2000.

     EACH PERSON SOLICITED CAN OBTAIN WITHOUT CHARGE, EXCEPT FOR EXHIBITS, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR FISCAL 2000 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BY SENDING A WRITTEN REQUEST TO:

                                          URBAN OUTFITTERS, INC.
                                          1809 Walnut Street
                                          Philadelphia, Pennsylvania 19103
                                          Attention: Investor Relations

                                          By Order of the Board of Directors

                                          /s/ Richard A. Hayne
                                          ------------------------------------
                                          Richard A. Hayne
                                          Chairman of the Board

April 21, 2000

                                URBAN OUTFITTERS
                                      2000
                              STOCK INCENTIVE PLAN

                               TABLE OF CONTENTS


SECTION 1 -- PURPOSE AND DEFINITIONS........................   A-1

SECTION 2 -- ADMINISTRATION.................................   A-3

SECTION 3 -- ELIGIBILITY....................................   A-4

SECTION 4 -- STOCK..........................................   A-4

SECTION 5 -- GRANTING OF AWARDS.............................   A-4

SECTION 6 -- ISO ANNUAL LIMIT...............................   A-5

SECTION 7 -- TERMS AND CONDITIONS OF DISCRETIONARY OPTIONS..   A-5

SECTION 8 -- FORMULA NQSOs FOR NON-EMPLOYEE DIRECTORS.......   A-7

SECTION 9 -- SARS...........................................   A-9

SECTION 10 -- RESTRICTED STOCK..............................  A-10

SECTION 11 -- AWARD AGREEMENTS -- OTHER PROVISIONS..........  A-11

SECTION 12 -- ADJUSTMENT IN CASE OF CHANGES IN COMMON STOCK   A-11

SECTION 13 -- CHANGE IN CONTROL.............................  A-11

SECTION 14 -- CERTAIN CORPORATE TRANSACTIONS................  A-12

SECTION 15 -- AMENDMENT OF THE PLAN.........................  A-13

SECTION 16 -- TERMINATION OF PLAN; CESSATION OF ISO GRANTS..  A-14

SECTION 17 -- SHAREHOLDER APPROVAL..........................  A-14

SECTION 18 -- MISCELLANEOUS.................................  A-14

                                URBAN OUTFITTERS
                                      2000
                              STOCK INCENTIVE PLAN

     WHEREAS, Urban Outfitters, Inc. desires to award options, stock appreciation rights and restricted stock to certain of its employees, consultants and non-employee directors;

     NOW, THEREFORE, the Urban Outfitters 2000 Stock Incentive Plan is hereby adopted under the following terms and conditions:

                      SECTION 1 -- PURPOSE AND DEFINITIONS

     (a) Purpose. The Plan is intended to provide a means whereby the Company may, through the grant of Awards to Employees, Consultants and Non-Employee Directors, attract and retain such individuals and motivate them to exercise their best efforts on behalf of the Company and of any Related Corporation.

     (b) Definitions.

          (1) "Award" shall mean an ISO, an NQSO, Restricted Stock or an SAR awarded by the Company to an Employee, a Consultant or a Non-Employee Director.

          (2) "Award Agreement" shall mean a written document evidencing the grant of an Award, as described in Section 11.

          (3) "Board" shall mean the Board of Directors of the Company.

          (4) "Code" shall mean the Internal Revenue Code of 1986, as amended.

          (5) "Common Stock" shall mean the common stock of the Company, par value $0.0001 per share.

          (6) "Committee" shall mean:

             (A) The President of the Company, with respect to an Award which
        (i) covers fewer than 10,000 shares of Common Stock, and (ii) is granted to an individual who is not subject to Section 16(b) of the Exchange Act;

             (B) With respect to any Award not described in (A):

                 (i) A committee which consists solely of not fewer than two directors of the Company who shall be appointed by, and serve at the pleasure of, the Board (taking into consideration the rules under Section 16(b) of the Exchange Act and the requirements of Section 162(m) of the Code); or

                 (ii) In the event a committee has not been established in
            accordance with (i) above, the entire Board.

The members of the Committee shall be appointed by, and serve at the pleasure of, the Board.

          (7) "Company" shall mean Urban Outfitters, Inc.

          (8) "Consultant" shall mean an individual who is not an Employee or a Non-Employee Director and who has entered into a consulting arrangement with the Company or a Related Corporation to provide services that are not in connection with the offer or sale of securities in a capital-raising transaction.

          (9) "Employee" shall mean an officer or other employee of the Company or a Related Corporation.

          (10) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          (11) "Fair Market Value" shall mean:

             (A) The arithmetic average of the highest and lowest quoted selling price, if there is a market for the Common Stock on a registered securities exchange or in an over the counter market, on the date of grant; or

             (B) Fair market value determined under such other method as shall be authorized by the Code, or the rules or regulations thereunder, and adopted by the Committee.

          (12) "Grantee" shall mean an Employee, a Consultant or a Non-Employee Director who has been granted an Award under the Plan.

          (13) "ISO" shall mean an Option which, at the time such Option is granted under the Plan, qualifies as an incentive stock option within the meaning of Section 422 of the Code, unless the Award Agreement states that the Option will not be treated as an ISO.

          (14) "Non-Employee Director" shall mean a director of the Company who:

             (A) Is not an Employee; and

             (B) Has not been an Employee during the immediately preceding 12-month period.

          (15) "NQSO" shall mean an Option which, at the time such Option is granted, does not meet the definition of ISO, whether or not it is designated as a nonqualified stock option in the Award Agreement.

          (16) "Options" shall mean ISOs and NQSOs which entitle the Grantee on exercise thereof to purchase shares of Common Stock at a specified exercise price.

          (17) "Plan" shall mean the Urban Outfitters 2000 Stock Incentive Plan as set forth herein and as amended from time to time.

          (18) "Related Corporation" shall mean either a "subsidiary corporation" of the Company, as defined in Section 424(f) of the Code, or the "parent corporation" of the Company, as defined in Section 424(e) of the Code.

          (19) "Restricted Stock" shall mean an Award that grants the recipient at no cost (or entitles the recipient to acquire, for a purchase price to be specified by the Committee, but in no event less than par value) Common Stock subject to restrictions determined by the Committee.

          (20) "SAR" shall mean an Award entitling the recipient on exercise to receive an amount, in cash or Common Stock or in a combination thereof (such form to be determined by the Committee), determined in whole or in part by reference to appreciation in the value of Common Stock.

          (21) "Termination of Service" shall mean (a) with respect to an Award granted to an Employee, the termination of the employment relationship between the Employee and the Company and all Related Corporations; (b) with respect to an Award granted to a Consultant, the termination of the consulting arrangement between the Consultant and the Company and all Related Corporations; and (c) with respect to an Award granted to a Non-Employee Director, the cessation of the provision of services as a director of the Company and all Related Corporations; provided, however, that if the Grantee's status changes from Employee, Consultant or Non-Employee Director to any other status eligible to receive Awards under the Plan, the Committee (subject to Section 15(a)) may provide that no Termination of Service occurs for purposes of the Plan until the Grantee's new status with the Company and all Related Corporations terminates.

                          SECTION 2 -- ADMINISTRATION

     The Plan shall be administered by the Committee. Each member of the Committee, while serving as such, shall be deemed to be acting in his or her capacity as a director or an officer of the Company.

     The Committee shall have full authority, subject to the terms of the Plan, to select the Employees, Consultants and Non-Employee Directors, to be granted Awards under the Plan, to grant Awards on behalf of the Company, and to set the date of grant and the other terms of such Awards in accordance with the Plan; provided, however, that Consultants and Non-Employee Directors shall not be eligible to receive ISOs under the Plan. The Committee may correct any defect, supply any omission, and reconcile any inconsistency in the Plan and in any Award granted hereunder in the manner and to the extent it deems desirable. The Committee also shall have the authority (1) to establish such rules and regulations, not inconsistent with the provisions of the Plan, for the proper administration of the Plan, and to amend, modify, or rescind any such rules and regulations, (2) to adopt modifications, amendments, procedures, sub-plans and the like, which may be inconsistent with the provisions of the Plan, as are necessary to comply with the laws and regulations of other countries in which the Company operates in order to assure the viability of Awards granted under the Plan to individuals in such other countries, and (3) to make such determinations and interpretations under, or in connection with, the Plan, as it deems necessary or advisable. All such rules, regulations, determinations, and interpretations shall be binding and conclusive upon the Company, its shareholders, and all Grantees, upon their respective legal representatives, beneficiaries, successors, and assigns, and upon all other persons claiming under or through any of them. Except as otherwise required by the bylaws of the Company or by applicable law, no member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it.

     Notwithstanding the foregoing, the terms and conditions of formula NQSOs granted to Non-Employee Directors under Section 8 are intended to be fixed in advance. Consequently, neither the Committee nor the Board shall have discretionary authority with respect to formula NQSOs granted pursuant to
Section 8.

                            SECTION 3 -- ELIGIBILITY

     Employees, Non-Employee Directors and Consultants shall be eligible to receive Awards under the Plan. However, Employees and Consultants shall not be eligible to receive formula NQSOs under Section 8, and Non-Employee Directors and Consultants shall not be eligible to receive ISOs. More than one Award may be made to a Grantee under the Plan.

                               SECTION 4 -- STOCK

     The aggregate number of shares of Common Stock that may be delivered under the Plan is 1,250,000 shares, subject to the following limits:

     (a) The aggregate number of shares of Common Stock subject to Options and SARs granted to an Employee during any calendar year under the Plan shall not exceed 300,000 shares; and

     (b) No more than 500,000 shares of Common Stock shall be available for the granting of Restricted Stock under the Plan.

     Each limit in the preceding sentence shall be subject to the adjustment described in Section 12. Shares issuable under the Plan may be authorized but unissued shares or reacquired shares, or the Company may purchase shares required for this purpose, from time to time, if it deems such purchase to be advisable.

     If any Award expires, terminates for any reason, is cancelled, is forfeited or is settled in cash rather than Common Stock, the number of shares of Common Stock with respect to which such Award expired, terminated, was cancelled, was forfeited or was settled in cash, shall continue to be available for future Awards granted under the Plan. However, if an Option or SAR is cancelled, the shares of Common Stock covered by the cancelled Option or SAR shall be counted against the maximum number of shares specified above for which Options and SARs may be granted to a single Employee.

                        SECTION 5 -- GRANTING OF AWARDS

     From time to time until the expiration or earlier suspension or discontinuance of the Plan, the Committee may, on behalf of the Company, grant to Employees, Consultants and Non-Employee Directors such Awards as it determines are warranted. However:

     (a) Grants of ISOs and NQSOs shall be separate and not in tandem;

     (b) Consultants and Non-Employee Directors shall not be eligible to receive ISOs under the Plan; and

     (c) Grants to Non-Employee Directors under Section 8 of the Plan shall be made as provided in such Section.

     A member of the Committee shall not participate in a vote approving the grant of an Award to himself or herself to the extent provided under the laws of Pennsylvania governing corporate self-dealing. In making any determination as to whether an Employee, a Consultant or a Non-Employee Director shall be granted an Award, the type of Award to be granted, the number of shares to be covered by the Award, and other terms of the Award, the Committee may take into account the duties of the Employee, Consultant or Non-Employee Director, his or her present and potential contributions to the success of the Company or a Related Corporation, the tax implications to the Company and the Grantee, and such other factors as the Committee may deem relevant in accomplishing the purposes of the Plan. Moreover, the Committee may provide in an Option or an SAR that the Option or SAR may be exercised only if certain conditions, as determined by the Committee, are fulfilled.

                         SECTION 6 -- ISO ANNUAL LIMIT

     The aggregate Fair Market Value of the Common Stock with respect to which ISOs are exercisable for the first time by an Employee during any calendar year (counting ISOs under this Plan and under any other stock option plan of the Company or a Related Corporation) shall not exceed $100,000. If an Option intended as an ISO is granted to an Employee and the Option may not be treated in whole or in part as an ISO pursuant to the $100,000 limitation, the Option shall be treated as an ISO to the extent it may be so treated under the limitation and as an NQSO as to the remainder. For purposes of determining whether an ISO would cause the limitation to be exceeded, ISOs shall be taken into account in the order granted. The annual limits set forth above for ISOs shall not apply to any other Awards.

           SECTION 7 -- TERMS AND CONDITIONS OF DISCRETIONARY OPTIONS

     Discretionary Options granted to Employees, Non-Employee Directors and Consultants pursuant to this Section 7 shall include expressly or by reference the following terms and conditions, as well as such other provisions not inconsistent with the provisions of the Plan (and, for ISOs, the provisions of Section 422(b) of the Code), as the Committee shall deem desirable --

     (a) Number of Shares. The Option shall state the number of shares of Common Stock to which it pertains.

     (b) Price. The Option shall state the option price which shall be determined and fixed by the Committee in its discretion but

          (1) with respect to an ISO, the option price shall not be less than 100 percent (110 percent in the case of a more-than-10-percent shareholder, as provided in subsection (h) below) of the Fair Market Value of the shares of Common Stock subject to the Option on the date the ISO is granted, and,

          (2) in no case may the option price be less than the par value per share of Common Stock.

     (c) Term. The term of each Option shall be determined by the Committee, in its discretion; provided, however, that the term of each ISO shall be not more than 10 years (five years in the case of a more-than-10-percent shareholder, as discussed in subsection (h) below) from the date of grant of the ISO. Each Option shall be subject to earlier termination as provided in subsections (e),
(f), and (g) below and in Section 14 hereof.

     (d) Exercise. Options shall be exercisable in such installments, upon fulfillment of such other conditions, and on such dates as the Committee may specify but not earlier than six months from the date of grant. In the case of new Options granted to a Grantee to replace options (whether granted under the Plan or otherwise) held by the Grantee, the new Options may be made exercisable, if so determined by the Committee, in its discretion, at the earliest date the original Options were exercisable, but not earlier than three months from the date of grant of the new Options. The Committee may accelerate the exercise date of any outstanding Options, in its discretion, if it deems such acceleration to be desirable.

     Any exercisable Options may be exercised at any time up to the expiration or termination of the Option. Exercisable Options may be exercised, in whole or in part and from time to time, by giving written notice of exercise to the Company at its principal office, specifying the number of shares to be purchased and accompanied by payment in full of the aggregate Option exercise price for such shares (except that, in the case of an exercise arrangement approved by the Committee and described in paragraph (4) below, payment may be made as soon as practicable after the exercise). Only full shares shall be issued under the Plan, and any fractional share which might otherwise be issuable upon exercise of an Option granted hereunder shall be forfeited.

     The Award Agreement shall set forth, from among the following alternatives, how the option price is to be paid --

          (1) in cash or its equivalent;

          (2) in shares of Common Stock previously acquired by the Grantee; provided that (i) if such shares of Common Stock were acquired through the exercise of an ISO and are used to pay the option price for ISOs, such shares have been held by the Grantee for a period of not less than the holding period described in Section 422(a)(1) of the Code on the date of exercise, or (ii) if such shares of Common Stock were acquired through the exercise of an NQSO and are used to pay the option price of an ISO, or if such shares of Common Stock were acquired through the exercise of an ISO or an NQSO and are used to pay the option price of an NQSO, such shares have been held by the Grantee for a period of more than six months on the date of exercise;

          (3) in shares of Common Stock newly acquired by the Grantee upon exercise of such Option (which shall constitute a disqualifying disposition in the case of an Option which is an ISO);

          (4) by delivering a properly executed notice of exercise of the Option to the Company and a broker, with irrevocable instructions to the broker promptly to deliver to the Company the amount of sale or loan proceeds necessary to pay the exercise price of the Option; or

          (5) in any combination of paragraphs (1), (2), (3), and (4) above.

          In the event the option price is paid, in whole or in part, with shares of Common Stock, the portion of the option price so paid shall be equal to the aggregate Fair Market Value (determined as of the date of exercise of the Option, rather than the date of grant) of the Common Stock so surrendered in payment of the option price.

     (e) Termination of Service for a Reason Other Than Death or Disability. If a Grantee's Termination of Service occurs prior to the expiration date fixed for his or her Option for any reason other than death or disability, such Option may be exercised, to the extent of the number of shares with respect to which the Grantee could have exercised it on the date of such Termination of Service, or to any greater extent permitted by the Committee, by the Grantee at any time prior to the earlier of (i) the expiration date specified in the Award Agreement, or (ii) thirty days after the date of such Termination of Service (unless the Award Agreement provides a later expiration date in the case of such a Termination).

     (f) Disability. If a Grantee becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the expiration date fixed for his or her Option, and the Grantee's Termination of Service occurs as a consequence of such disability, such Option may be exercised, to the extent of the number of shares with respect to which the Grantee could have exercised it on the date of such Termination of Service, or to any greater extent permitted by the Committee, by the Grantee at any time prior to the earlier of (i) the expiration date specified in the Award Agreement, or (ii) six months after the date of such Termination of Service (unless the Award Agreement provides a later expiration date in the case of such a Termination). In the event of the Grantee's legal disability, such Option may be exercised by the Grantee's legal representative.

     (g) Death. If a Grantee's Termination of Service occurs as a result of death prior to the expiration date fixed for his or her Option, or if the Grantee dies following his or her Termination of Service but prior to the earlier of (i) the expiration date fixed for his or her Option, or (ii) the expiration of the period determined under subsections (e) and (f) above (including any extension of such period provided in the Award Agreement), such Option may be exercised, to the extent of the number of shares with respect to which the Grantee could have exercised it on the date of his or her death, or to any greater extent permitted by the Committee, by the Grantee's estate, personal representative, or beneficiary who acquired the right to exercise such Option by bequest or inheritance or by reason of the death of the Grantee. Such post-death exercise may occur at any time prior to the earlier of (i) the expiration date specified in the Award Agreement, or (ii) six months after the date of the Grantee's death (unless the Award Agreement provides a later expiration date in the case of death).

     (h) Ten-Percent Shareholder.  If, after applying the attribution rules of
Section 424(d) of the Code, the Grantee owns more than 10 percent of the total combined voting power of all shares of stock of the Company or of a Related Corporation at the time an ISO is granted to him, the option price for the ISO shall be not less than 110 percent of the Fair Market Value of the optioned shares of Common Stock on the date the ISO is granted, and such ISO, by its terms, shall not be exercisable after the expiration of five years from the date the ISO is granted. The conditions set forth in this subsection shall not apply to NQSOs.

             SECTION 8 -- FORMULA NQSOS FOR NON-EMPLOYEE DIRECTORS

     (a) Granting of Formula NQSOs to Non-Employee Directors.

          (1) Initial Grant. An NQSO to purchase 10,000 shares of Common Stock (as adjusted pursuant to Section 12) automatically shall be granted to a Non-Employee Director on the date he or she becomes a Non-Employee Director (whether by reason of his or her election by shareholders, appointment by the Board or expiration of the 12-month period specified in Section 1(b)(14)(B)) if:

             (A) The Non-Employee Director was not a Non-Employee Director prior to the Company's 2001 annual shareholders' meeting; and

             (B) the Non-Employee Director did not previously receive an NQSO grant under Section 5(a) of the Urban Outfitters, Inc. 1993 Non-Employee Directors' Non-Qualified Stock Option Plan, Section 7(a)(1) of the Urban Outfitters, Inc. 1997 Stock Option Plan or Section 8(a)(1) of this Plan.

     (2) Subsequent Grants. On the first business day immediately following each of the dates on which an incumbent Non-Employee Director is elected or reelected to the Board by shareholders subsequent to the Company's 2000 annual shareholders' meeting, he or she shall automatically be granted an NQSO to purchase 10,000 shares of Common Stock (as adjusted pursuant to Section 12), except that in the case of the first election or reelection following the date of the Non-Employee Director's initial election or appointment to the Board, no grant shall be made on account of such first election or reelection unless at least six months have elapsed since such initial election or appointment. The grant under this Section 8(a)(2) shall be in addition to the initial grant pursuant to Section 5(a) of the Urban Outfitters, Inc. 1993 Non-Employee Directors' Non-Qualified Stock Option Plan, Section 7(a)(1) of the Urban Outfitters, Inc. 1997 Stock Option Plan, or Section 8(a)(1) of this Plan.

     (b) Terms and Conditions of Formula Options. Formula Options granted to Non-Employee Directors under this Section 8 shall expressly specify that they are NQSOs. In addition, such NQSOs shall include expressly or by reference the following terms and conditions, as well as such other provisions not inconsistent with the provisions of the Plan:

          (1) Number of Shares. A statement of the number of shares of Common Stock to which the NQSO pertains.

          (2) Price. A statement of the NQSO exercise price, which shall be the higher of one hundred percent (100%) of the Fair Market Value per share of the Common Stock, or the par value thereof, on the date the NQSO is granted.

          (3) Term. Subject to earlier termination as provided in Section 8(b)(5) and Section 14 below, the term of each NQSO granted under this
     Section 8 shall be ten (10) years from the date of grant.

          (4) Exercise. NQSOs granted under this Section 8 shall be exercisable on the business day immediately preceding the annual meeting of shareholders next succeeding the date of grant of such NQSOs. Except as otherwise provided in Section 8(b)(5), below, NQSOs shall only be exercisable by a Non-Employee Director while he or she remains a director of the Company. Any NQSO shares, the right to the purchase of which has accrued, may be purchased at any time up to the expiration or termination of the NQSO. Exercisable NQSOs may be exercised, in whole or in part, from time to time by giving written notice of exercise to the Company at its principal office, specifying the number of shares to be purchased and accompanied by payment in full of the aggregate price for such shares. Only full shares shall be issued under the Plan, and any fractional shares which might otherwise be issuable upon exercise of an NQSO granted hereunder shall be forfeited.

     The NQSO exercise price shall be payable in any of the methods set forth in
Section 7(d)(1) (cash or equivalent), (2) (previously held shares), or (4) (broker-financed transaction) or in any combination of such methods.

     In the event such NQSO exercise price is paid, in whole or in part, with Common Stock, the portion of the NQSO exercise price so paid shall equal the Fair Market Value of Common Stock so surrendered (determined in accordance with Section 1(b)(11), but on the date of exercise rather than on the date of grant).

     (5) Termination of Services as a Director. If a Non-Employee Director's service as a director of the Company terminates prior to the expiration date fixed for his or her NQSO under this Section 8 for any reason (such as, without limitation, disability, death or failure to be reelected by the Company's shareholders), such NQSO may be exercised, to the extent of the number of shares of Common Stock with respect to which he or she could have exercised it on the date of such termination, by the Non-Employee Director at any time prior to the earlier of:

          (A) The expiration date of such NQSO; or

          (B) One year after the date of such termination of service as a director.

          If a Non-Employee Director whose service as a director of the Company has terminated for any reason other than death shall die following his or her termination as a director, but prior to the earlier of (A) or (B) above, such NQSO may be exercised, to the extent of the number of shares of Common Stock with respect to which he or she could have exercised it on the date of his or her death at any time prior to the earlier of:

          (C) The expiration date fixed for his or her NQSO; or

          (D) One year after the date of death.

     In the event of the Non-Employee Director's legal disability, such NQSO may be so exercised by his or her legal representative. In the event of the Non-Employee Director's death, such NQSO may be so exercised by the Non-Employee Director's estate, personal representative or beneficiary who acquired the right to exercise such NQSO by bequest or inheritance or by reason of the death of the Non-Employee Director.

                               SECTION 9 -- SARS

     (a) Nature of SARs. An SAR entitles the Grantee to receive, with respect to each share of Common Stock as to which the SAR is exercised, the excess of the share's Fair Market Value on the date of exercise over its Fair Market Value on the date the SAR was granted. Such excess shall be paid in cash, shares of Common Stock, or a combination thereof, as determined by the Committee.

     (b) Grant of SARs. SARs may be granted in tandem with, or independently of, Options granted under the Plan. An SAR granted in tandem with an Option that is not an ISO may be granted either at or after the time the Option is granted. An SAR granted in tandem with an ISO may be granted only at the time the Option is granted.

     (c) Rules Applicable to Tandem Awards. When SARs are granted in tandem with Options, the number of SARs granted to a Grantee that shall be exercisable during a specified period shall not exceed the number of shares of Common Stock that the Grantee may purchase upon the exercise of the related Option during such period. Upon the exercise of an Option, the SAR relating to the shares of Common Stock covered by such Option will terminate. Upon the exercise of an SAR, the related Option will terminate to the extent of an equal number of shares of Common

Stock. The SAR will be exercisable only at such time or times, and to the extent, that the related Option is exercisable and will be exercisable in accordance with the procedure required for exercise of the related Option. The SAR will be transferable only when the related Option is transferable, and under the same conditions. An SAR granted in tandem with an ISO may be exercised only when the Fair Market Value of the shares of Common Stock subject to the Option exceeds the exercise price of such Option.

     (d) Exercise of Independent SARs. An SAR not granted in tandem with an Option shall become exercisable at such time or times, and on such conditions, as the Committee may specify in the Award Agreement. The Committee may at any time accelerate the time at which all or any part of the SAR may be exercised. Any exercise of an independent SAR must be in writing, signed by the proper person, and delivered or mailed to the Company, accompanied by any other documents required by the Committee.

     (e) Termination of Service. If a Grantee's Termination of Service occurs prior to the expiration date fixed for his or her SAR, Section 7(e), (f) or (g) shall be applied to determine the extent to which and the period during which the SAR may be exercised. For purposes of this Section 9(e), the term "SAR" shall replace the term "Option" in each place such term appears in Section 7(e),
(f) and (g).

                         SECTION 10 -- RESTRICTED STOCK

     (a) General Requirements. Restricted Stock may be issued or transferred for consideration or for no consideration, as determined by the Committee. If for consideration, payment may be in cash or check (acceptable to the Committee), bank draft, or money order payable to the order of the Company.

     (b) Rights as a Stockholder. Unless the Committee determines otherwise, a Grantee who receives Restricted Stock shall have certain rights of a stockholder with respect to the Restricted Stock, including voting and dividend rights, subject to the restrictions described in subsection (c) below and any other conditions imposed by the Committee at the time of grant. Unless the Committee determines otherwise, certificates evidencing shares of Restricted Stock will remain in the possession of the Company until such shares are free of all restrictions under the Plan and the Grantee has satisfied any federal, state and local tax withholding obligations applicable to such shares.

     (c) Restrictions. Except as otherwise specifically provided by the Plan, Restricted Stock may not be sold, assigned, transferred, pledged, or otherwise encumbered or disposed of, and if the Grantee incurs a Termination of Service for any reason, must be offered to the Company for purchase for the amount paid for the shares of Common Stock, or forfeited to the Company if nothing was so paid. These restrictions will lapse at such time or times, and on such conditions, as the Committee may specify in the Award Agreement. Upon the lapse of all restrictions, shares of Common Stock will cease to be Restricted Stock for purposes of the Plan. The Committee may at any time accelerate the time at which the restrictions on all or any part of the shares of Restricted Stock will lapse.

     (d) Notice of Tax Election. Any Grantee making an election under Section 83(b) of the Code for the immediate recognition of income attributable to the award of Restricted Stock must provide a copy thereof to the Company within 10 days of the filing of such election with the Internal Revenue Service.

               SECTION 11 -- AWARD AGREEMENTS -- OTHER PROVISIONS

     Awards granted under the Plan shall be evidenced by Award Agreements in such form as the Committee shall from time to time approve, and containing such provisions not inconsistent with the provisions of the Plan (and, for ISOs , not inconsistent with Section 422(b) of the Code), as the Committee shall deem advisable. The Award Agreements shall specify the type of Award granted. Each Grantee shall enter into, and be bound by, an Award Agreement as soon as practicable after the grant of an Award.

          SECTION 12 -- ADJUSTMENT IN CASE OF CHANGES IN COMMON STOCK

     The following shall be adjusted, as may be deemed appropriate by the Committee, to reflect any stock dividend, stock split, spin-off, share combination, or similar change in the capitalization of the Company:

     (a) the limits set forth in Section 4 (regarding shares available under the Plan, shares subject to grants to Employees in any calendar year and shares available for Restricted Stock),

     (b) the number of shares subject to a formula NQSO to be granted to a Non-Employee Director under Section 8, and

     (c) the number of shares issuable upon exercise or vesting of outstanding Awards under the Plan (as well as the option price per share under such outstanding Awards); provided, however, that no such adjustment shall be made to an outstanding ISO if such adjustment would constitute a modification under
Section 424(h) of the Code, unless the Grantee consents to such adjustment. In the event any such change in capitalization cannot be reflected in a straight mathematical adjustment of the number of shares issuable upon the exercise or vesting of outstanding Awards (and a straight mathematical adjustment of the exercise price thereof), the Committee shall make such adjustments as are appropriate to reflect most nearly such straight mathematical adjustment. Such adjustments shall be made only as necessary to maintain the proportionate interest of Grantees, and preserve, without exceeding, the value of Awards.

                        SECTION 13 -- CHANGE IN CONTROL

     (a) FULL VESTING. Notwithstanding any other provision of this Plan, all outstanding Awards shall become fully vested and exercisable upon a Change in Control; provided, however, that this Section 13 shall not increase the extent to which an Award is vested or exercisable if the Grantee's Termination of Service occurs prior to the Change in Control.

     (b) DEFINITIONS.

          (1) For purposes of this Plan, a "Change in Control" with respect to the Company shall mean any of the following events:

             (A) a merger or consolidation of the Company with any other corporation, other than a merger or consolidation resulting in the voting power of the securities (as described in clause (D) below) of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting stock of the surviving entity) more than a majority of the combined voting power of the securities of the Company (or such surviving entity) outstanding immediately after such merger of consolidation;

             (B) any sale, lease, exchange, or other transfer (in one transaction or in a series of related transactions) of all, or substantially all, of the assets of the Company;

             (C) the dissolution and liquidation of the Company; or

             (D) any person or "group" (other than a benefit plan sponsored by either the Company or a subsidiary of the Company and other than Richard
        A. Hayne), becoming after February 15, 2000 the "beneficial owner," directly or indirectly, of securities representing a majority of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in paragraph (d) of Rule 13d-3 in the case of rights to acquire such securities).

          (2) For purposes hereof, the terms "group" and "beneficial owner" shall have the meanings given to them in Rule 13d-3; and Rule 13d-3 shall mean Rule 13d-3 of the Securities and Exchange Commission promulgated under the Exchange Act.

                  SECTION 14 -- CERTAIN CORPORATE TRANSACTIONS

     In the event of a corporate transaction (such as, for example, a merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation), the surviving or successor corporation shall assume each outstanding Award or substitute a new award of the same type for each outstanding Award; provided, however, that, in the event of a proposed corporate transaction, the Committee may terminate all or a portion of the outstanding Awards, effective upon the closing of the corporate transaction, if it determines that such termination is in the best interests of the Company. If the Committee decides so to terminate outstanding Options and SARs, the Committee shall give each Grantee holding an Option or SAR to be terminated not fewer than seven days' notice prior to any such termination, and any Option or SAR which is to be so terminated may be exercised (if and only to the extent that it is then exercisable under the terms of the Award Agreement and Section 13) up to, and including the date immediately preceding such termination. Further, as provided in Sections 7(d), 9(d) and 10(c) hereof, the Committee, in its discretion, may accelerate, in whole or in part, the date on which any or all Awards become exercisable or vested (to the extent such Award is not fully exercisable or vested pursuant to the Award Agreement and Section 13).

     The Committee also may, in its discretion, change the terms of any outstanding Award to reflect any such corporate transaction, provided that, in the case of ISOs, such change would not constitute a "modification" under
Section 424(h) of the Code, unless the Grantee consents to the change.

     Notwithstanding the foregoing, in the event of a corporate transaction (as described above) in which holders of Common Stock are to receive cash, securities or other property, and provision is not made for the continuance and substitution or assumption of formula NQSOs granted to Non-Employee Directors under Section 8, all such outstanding NQSOs shall terminate as of the last business day immediately preceding the closing date of such corporate transaction and the Company shall pay to each Non-Employee Director an amount in cash with respect to each share to which a terminated NQSO pertains equal to the difference between the NQSO exercise price and the value of the consideration to be received by the holders of Common Stock in connection with such transaction.

                      SECTION 15 -- AMENDMENT OF THE PLAN

     (a) IN GENERAL. The Board, pursuant to a written resolution, from time to time may amend or suspend the Plan, and the Committee may amend any outstanding Awards in any respect whatsoever; except that the following amendments shall require the approval of shareholders (given in the manner set forth in subsection (b) below) --

          (1) a change in the class of employees eligible to participate in the Plan with respect to ISOs;

          (2) except as permitted under Section 12 hereof, an increase in the maximum number of shares of Common Stock with respect to which ISOs may be granted under the Plan;

          (3) an extension of the date, under Section 16 hereof, as of which no ISOs shall be granted hereunder;

          (4) a modification of the material terms of the "performance goal," within the meaning of Treas. Reg. ss.1.162-27(e)(4)(vi) or any successor thereto (to the extent compliance with Section 162(m) of the Code is desired); and

          (5) any amendment for which shareholder approval is required under the rules of the exchange or market on which the Common Stock is listed or traded.

     No such amendment or suspension shall alter or impair any outstanding Awards or cause the modification (within the meaning of Section 424(h) of the Code) of an ISO, without the consent of the Grantee affected thereby.

     (b) MANNER OF SHAREHOLDER APPROVAL. The approval of shareholders must comply with all applicable provisions of the corporate charter and bylaws of the Company, and applicable state law prescribing the method and degree of shareholder approval required for the issuance of corporate stock or options. If the applicable state law does not prescribe a method and degree of shareholder approval in such case, the approval of shareholders must be effected.

          (1) by a method and in a degree that would be treated as adequate under applicable state law in the case of an action requiring shareholder approval (i.e., an action on which shareholders would be entitled to vote if the action were taken at a duly held shareholders' meeting); or

          (2) by a majority of the votes cast (including abstentions, to the extent abstentions are counted as voting under applicable state law), in a separate vote at a duly held shareholders' meeting at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting on the Plan.

     (c) AMENDMENTS AFFECTING FORMULA AWARDS TO NON-EMPLOYEE
DIRECTORS. Notwithstanding the foregoing, no amendment to any provision of the Plan that would affect NQSOs to be awarded to Non-Employee Directors under
Section 8 shall be made if such amendment would cause the terms and conditions of grants made under Section 8 to fail to be fixed in advance, within the meaning of Securities and Exchange Commission interpretations under Section 16(b) of the Exchange Act.

           SECTION 16 -- TERMINATION OF PLAN; CESSATION OF ISO GRANTS

     The Board, pursuant to written resolution, may terminate the Plan at any time and for any reason. No ISOs shall be granted hereunder after February 14, 2010, which date is within 10 years after the date the Plan was adopted by the Board, or the date the Plan was approved by the shareholders of the Company, whichever is earlier. Nothing contained in this Section, however, shall terminate or affect the continued existence of rights created under Awards granted hereunder, and outstanding on the date the Plan is terminated, which by their terms extend beyond such date.

                       SECTION 17 -- SHAREHOLDER APPROVAL

     This Plan shall become effective on February 15, 2000 (the date the Plan was adopted by the Board); provided, however, that if the Plan is not approved by the shareholders, in the manner described in Section 15(b) hereof, within 12 months before or after the date the Plan was adopted by the Board, the Plan and all Awards granted hereunder shall be null and void and no additional Awards shall be granted hereunder.

                          SECTION 18 -- MISCELLANEOUS

     (a) RIGHTS. Neither the adoption of the Plan nor any action of the Board or the Committee shall be deemed to give any individual any right to be granted an Award, or any other right hereunder, unless and until the Committee shall have granted such individual an Award, and then his or her rights shall be only such as are provided in the Award Agreement. Notwithstanding any provisions of the Plan or the Award Agreement with an Employee, the Company and any Related Corporation shall have the right, in its discretion but subject to any employment contract entered into with the Employee, to retire the Employee at any time pursuant to its retirement rules or otherwise to terminate his or her employment at any time for any reason whatsoever. A Grantee shall have no rights as a shareholder with respect to any shares covered by his or her Award until the issuance of a stock certificate to him or her for such shares, except as otherwise provided under Section 10(b) (regarding Restricted Stock).

     (b) INDEMNIFICATION OF BOARD AND COMMITTEE. Without limiting any other rights of indemnification which they may have from the Company and any Related Corporation, the members of the Board and the members of the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any claim, action, suit, or proceeding to which they or any of them may be a party by reason of any action taken or failure to act under, or in connection with, the Plan, or any Award granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit, or proceeding, except a judgment based upon a finding of willful misconduct or recklessness on their part. Upon the making or institution of any such claim, action, suit, or proceeding, the Board or Committee member shall notify the Company in writing, giving the Company an opportunity, at its own expense, to handle and defend the same before such Board or Committee member undertakes to handle it on his or her own behalf. The provisions of this Section shall not give members of the Board or the Committee greater rights than they would have under the Company's by-laws or Pennsylvania law.

     (c) TRANSFERABILITY; REGISTRATION. No ISO or Restricted Stock shall be assignable or transferable by the Grantee other than by will or by the laws of descent and distribution. During the lifetime of the Grantee, an ISO shall be exercisable only by the Grantee or, in the event of the Grantee's legal disability, by the Grantee's guardian or legal representative.

     Except as provided in a Grantee's Award Agreement, such limits on assignment, transfer and exercise shall also apply to discretionary NQSOs granted under Section 7 and SARs granted under Section 9.

     A Non-Employee Director may transfer an NQSO granted under Section 8 for no consideration to (1) the Non-Employee Director's child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, and sister-in-law, including adoptive relationships, and any person sharing the Non-Employee Director's household (other than a tenant or employee) ("Permitted Transferees"), (2) a trust in which one or more Permitted Transferees in the aggregate have more than 50% of the beneficial interest, (3) a foundation in which one or more Permitted Transferees (and the Non-Employee Director) in the aggregate control the management of assets, and (4) any other entity in which one or more Permitted Transferees (and the Non-Employee Director) in the aggregate own more than 50% of the voting interests. Except as provided in the preceding sentence, or by will or the laws of descent and distribution, formula NQSOs granted under Section 8 shall not be assignable or transferable by the Non-Employee Director, and during the lifetime of the Non-Employee Director, the NQSO shall be exercisable only by the Non-Employee Director or by his guardian or legal representative. Any formula NQSO transferred by a Non-Employee Director shall not be assignable or transferable by the transferee.

     If the Grantee so requests at the time of exercise of an Option or an SAR, or at the time of grant of Restricted Stock, the certificate(s) shall be registered in the name of the Grantee and the Grantee's spouse jointly, with right of survivorship.

     (d) LISTING AND REGISTRATION OF SHARES. Each Award shall be subject to the requirement that, if at any time the Committee shall determine, in its discretion, that the listing, registration, or qualification of the shares of Common Stock covered thereby upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the purchase of shares of Common Stock thereunder, or that action by the Company, its shareholders, or the Grantee should be taken in order to obtain an exemption from any such requirement or to continue any such listing, registration, or qualification, no such Award may be exercised, in whole or in part, and no Restricted Stock may be awarded, unless and until such listing, registration, qualification, consent, approval, or action shall have been effected, obtained, or taken under conditions acceptable to the Committee. Without limiting the generality of the foregoing, each Grantee or his or her legal representative or beneficiary may also be required to give satisfactory assurance that such person is an eligible purchaser under applicable securities laws, and that the shares purchased or granted pursuant to the Award shall be for investment purposes and not with a view to distribution; certificates representing such shares may be legended accordingly.

     (e) WITHHOLDING AND USE OF SHARES TO SATISFY TAX OBLIGATIONS. The obligation of the Company to deliver shares of Common Stock upon the exercise of any Award or upon the vesting of Restricted Stock shall be subject to applicable federal, state, and local tax withholding requirements.

     If the exercise of any Award or the vesting of Restricted Stock is subject to the withholding requirements of applicable federal, state or local tax law, the Committee, in its discretion, may permit or require the Grantee to satisfy the federal, state and/or local withholding tax, in whole or in part, by electing to have the Company withhold shares of Common Stock (or by returning previously acquired shares of Common Stock to the Company); provided, however, that the Company may limit the number of shares withheld to satisfy the tax withholding requirements with respect to any Option to the extent necessary to avoid adverse accounting consequences. Shares of Common Stock shall be valued, for purposes of this subsection, at their Fair Market Value (determined as of the date the amount attributable to the exercise or vesting of the Award is includible in income by the Grantee under Section 83 of the Code (the "Determination Date"), rather than the date of grant). If shares of Common Stock acquired by the exercise of an ISO are used to satisfy the withholding requirement described above, such shares of Common Stock must have been held by the Grantee for a period of not less than the holding period described in
Section 422(a)(1) of the Code as of the Determination Date.

     The Committee shall adopt such withholding rules as it deems necessary to carry out the provisions of this subsection.

     (f) APPLICATION OF FUNDS. Any cash received in payment for shares pursuant to an Award shall be added to the general funds of the Company. Any Common Stock received in payment for shares shall become treasury stock.

     (g) NO OBLIGATION TO EXERCISE AWARD. The granting of an Award shall impose no obligation upon a Grantee to exercise such Award.

     (h) GOVERNING LAW. The Plan shall be governed by the applicable Code provisions to the maximum extent possible. Otherwise, the laws of the Commonwealth of Pennsylvania shall govern the operation of, and the rights of Grantees under, the Plan, and Awards granted thereunder.

                             URBAN OUTFITTERS, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned, revoking all prior proxies, hereby appoints Richard A. Hayne and Stephen A Feldman, or either of them, with full power of substitution, as the undersigned's proxies to vote at the Annual Meeting of Shareholders of Urban Outfitters, Inc. (the "Company") called for May 23, 2000 and at any adjournment thereof.

    1. ELECTION OF DIRECTORS


           / / FOR the nominees listed below      / / WITHHOLD AUTHORITY
                                                      to vote for the nominees
                                                      listed below

    Nominees: Richard A. Hayne, Scott A. Belair, Harry S. Cherken, Jr., Kenneth
K. Cleeland, Joel S. Lawson III, Burton M. Sapiro.

    (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE(S), WRITE THE NAME(S) OF SUCH NOMINEE(S) ON THE LINE BELOW.)

   __________________________________________________________________________

    2. APPROVAL OF THE URBAN OUTFITTERS 2000 STOCK INCENTIVE PLAN.

                        / / FOR    / / AGAINST    / / ABSTAIN

    3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

    PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                          (CONTINUED ON REVERSE SIDE)

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2 AND FOR PROPOSAL 3.

                                                You are urged to sign and return
                                                this proxy so that you may be
                                                sure that your shares will be
                                                voted.

                                                Dated: __________________ , 2000

                                                ________________________________
                                                    Signature of Shareholder

                                                ________________________________
                                                    Signature of Shareholder

                                                Please sign exactly as your name
                                                appears hereon, date and return
                                                promptly. When shares are held
                                                by joint tenants, both should
                                                sign. Executors, administrators,
                                                trustees and other fiduciaries
                                                should indicate their capacity
                                                when signing.